Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Applied Industrial Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)

Equity	Common Stock, without par value per share	Rule 457(c)	1,600,000	$151.12	$241,792,000	$147.60 per $1,000,000	$35,688.50

Total Offering Amounts					$241,792,000		$35,688.50

Total Fee Offsets							$12,282.00

Net Fee Due							$23,406.50

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed (3)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Applied Industrial Technologies, Inc.	S-8	333-234645	November 12, 2019		$12,282	Equity	Common Stock, without par value	1,513,288 shares	$94,625,89860

Fee Offset Sources	Applied Industrial Technologies, Inc.	S-8	333-234645		November 12, 2019						$18,261.89

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional Common Shares as may be issuable if the anti-dilution provisions of the plan become operative. The securities to be registered also include options and rights to acquire Common Stock.

(2)

Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $152.34 (high) and $149.90 (low) sale price of the Registrant’s Common Stock as reported on the NYSE on October 30, 2023, which date is within five business days prior to filing this Registration Statement.

(3)

Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $12,282.00, which represents the portion of the registration fee previously paid with respect to $94,625,898.60 of unsold securities previously registered on the registration statement on Form S-8 (File No. 333-234645), initially filed on November 12, 2019 (the “Prior Registration Statement”). The offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.